Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement (Form N-2, No. 333-212804) of Mackenzie Realty Capital, Inc. of our report dated September 21, 2017, relating to the consolidated financial statements of Mackenzie Realty Capital, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Francisco, California
November 9, 2017